UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: December 15, 2004
                        ---------------------------------
                        (Date of earliest event reported)


                              RIVIERA TOOL COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Michigan                          001-12673                            38-2828870
-------------------------------        -----------------------          -------------------------------
(State or other jurisdiction of        (Commission file number)         (I.R.S. Employer Identification
    incorporation) Number)

            5460 Executive Parkway S.E., Grand Rapids, Michigan 49512
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (616) 698-2100
                                                           --------------

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR
STANDARD: TRANSFER OF LISTING

On December 16, 2004, Riviera Tool Company received a Warning Letter from the American Stock Exchanges ("AMEX") for failure to comply with Section 1101 of the AMEX Company Guide in that it has failed to submit to the SEC its Form 10-K for the period ended August 31, 2004. In Addition, the Company is not in compliance with the AMEX audit committee composition requirements as set forth in Section 121B(2) of the Company Guide and the Company issued a press release disclosing such on December 15, 2004. The press release is attached hereto as Exhibit 99.1.

ITEM 8.01 OTHER EVENTS

On November 30, 2004, the Company filed for an extension to file its Form 10-K for the period ended August 31, 2004. Under such extension the Company was required to file by December 15, 2004. Due to the lack of certain pertinent information the Company was unable to meet the deadline and the Company issued a press release disclosing such on December 15, 2004. The AMEX has issued a deadline for such filing of December 27, 2004. The press release is attached hereto as Exhibit 99.2.



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 20, 2004


                                           Riviera Tool Company

                                           /s/ Kenneth K. Rieth
                                           ------------------------------------
                                           Kenneth K. Rieth
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)